Exhibit A

AGREEMENT

The undersigned agree that this Schedule 13D amendment, dated March 24, 2025, relating to the Common Stock, par value $0.001 per share, of Modular Medical, Inc. shall be filed on behalf of the undersigned.

March 24, 2025
(Date)

MANCHESTER EXPLORER, L.P.

/s/ James E. Besser
(Signature)

James E. Besser, Managing Member of the General Partner
(Name/Title)

Manchester Management Company, LLC*

/s/ James E. Besser
(Signature)

James E. Besser, Managing Member
(Name/Title)

Manchester Management PR, LLC

/s/ James E. Besser
(Signature)

James E. Besser, Managing Member
(Name/Title)

JAMES E. BESSER

/s/ James E. Besser
(Signature)

MORGAN C. FRANK

/s/ Morgan C. Frank
(Signature)

JEB Partners, L.P.

/s/ James E. Besser
(Signature)

James E. Besser, Managing Member of the General Partner
(Name/Title)